UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06 — MATERIAL IMPAIRMENTS

One of the Registrant’s foreign non-debtor affiliates has entered into an agreement to sell its 45% interest in the 525-megawatt Valladolid III Power Plant, currently under construction on the Yucatan Peninsula in Mexico, to the two remaining partners in the project, Mitsui & Co., Ltd. and Chubu Electric Power Co., Inc., for a purchase price of approximately $43 million. The original carrying value of this equity method investment was approximately $84 million. As part of the Registrant’s year-end close process related to its assessment of the fair value of this equity method investment, the Registrant concluded that a material non-cash impairment charge of approximately $41 million was required under generally accepted accounting principles for the year ended December 31, 2005. Future cash expenditures necessary to exit this investment are not expected to be significant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: March 30, 2006